UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

NiSource Inc.

(Exact name of registrant as specified in its charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE
Series A Corporate Units	NIMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 17, 2023, NiSource Inc. (the “Company”) announced today the unsuccessful final remarketing of its Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”), originally issued on April 19, 2021 as part of NiSource’s equity units (“2021 Equity Units”). As of December 1, 2023, holders of shares of Mandatory Convertible Preferred Stock that were components of the 2021 Equity Units will be deemed to have automatically delivered their Mandatory Convertible Preferred Stock to satisfy in full their obligations to purchase NiSource common stock under the purchase contract component of their 2021 Equity Units.

The Company held its third quarter 2023 earnings call on November 1, 2023. As an update to such earnings call, due to no longer receiving proceeds from the remarketing of the Mandatory Convertible Preferred Stock, the Company now anticipates issuing a maximum of $600 million of equity in 2024 pursuant to an at-the-market (“ATM”) program. No equity issuances are anticipated in 2023 and equity issuances in 2025 through 2028 are expected to be $200-300 million annually pursuant to an ATM program to support the base capital plan.

The financial guidance as disclosed in our press release on November 1, 2023 remains unchanged. Including,

•	In 2023, non-GAAP Net Operating Earnings Per Share (“NOEPS”)* is expected to be in the upper half of the $1.54-1.60 range.

•	In 2024, non-GAAP NOEPS* is expected to be in the range of $1.68-1.72.

•	Non-GAAP NOEPS growth expected to be 6-8% annually from 2023-2028.

Additionally, the Company continues to expect to achieve 14-16% Funds From Operations/debt* annually during the 2023-2028 period.

The information set forth in and incorporated by reference into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

*Non-GAAP Disclosure Statement

This includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders and diluted earnings per share (NOEPS) and also with respect to Funds From Operations (FFO), which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to guidance on NOEPS and FFO, NiSource reminds investors that it does not provide a GAAP equivalent of its guidance on net operating earnings or FFO due to the impact of unpredictable factors such as fluctuations in weather, impact of asset sales and impairments and other unusual or infrequent items included in the comparable GAAP measures. The company is not able to estimate the impact of such factors on the comparable GAAP measures and, as such, is not providing guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP NOEPS or FFO guidance to the comparable GAAP equivalents without unreasonable efforts.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning the ability to issue equity securities on the terms and conditions satisfactory to the Company and to achieve the financial guidance discussed in this report. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, matters set forth in Item 1A, “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q, and in our

other filings with the SEC. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: November 17, 2023	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer